                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
             SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                Netegrity, Inc.
                (Name of Registrant as Specified In Its Charter)

                                Netegrity, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

--------------------------------------------------------------------------------

                                NETEGRITY, INC.
                                52 SECOND AVENUE
                               WALTHAM, MA 02451
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 22, 2002
                            ------------------------

To Our Stockholders:

     An Annual Meeting of Stockholders of Netegrity, Inc., a Delaware corporation (the "Company" or "Netegrity"), will be held on Wednesday, May 22, 2002, at 9:00 a.m., local time, at the Company's principal executive offices located at 52 Second Avenue, Waltham, MA 02451 (the "Meeting") for the following purposes:

     1.  To elect a Board of Directors as described herein.

     2. To consider and act upon a proposal to approve the 2002 Employee Stock Purchase Plan.

     3. To consider and act upon any other business which may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 25, 2002, as the record date for the Meeting. All stockholders of record on the books of the Company at the close of business on March 25, 2002 are entitled to notice of, and to vote at, the Meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

     All stockholders are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors,

                                            BARRY N. BYCOFF,
                                            Chairman, President and Chief
                                            Executive Officer

April 12, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THE PROXY MAY BE REVOKED BY THE PERSON EXECUTING THE PROXY BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ELECTING TO VOTE IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                NETEGRITY, INC.

                                PROXY STATEMENT

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2002

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Netegrity, Inc., a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders to be held on Wednesday, May 22, 2002, at 9:00 a.m., local time, at the Company's principal executive offices located at 52 Second Avenue, Waltham, MA 02451, and any adjournments thereof (the "Meeting").

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no specification is made, such shares will be voted for the election of Directors as set forth in this Proxy Statement and for the proposals set forth in the Notice of Meeting. With respect to the election of directors, any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. Any person giving the enclosed form of proxy has the power to revoke it by executing a proxy bearing a later date, by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is exercised.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock is necessary to establish a quorum for the transaction of business. The election of the nominees for Director will be decided by a plurality vote. All other matters being submitted to stockholders require the affirmative vote of the holders of a majority of the shares voting in person or represented by proxy at the Meeting (following the determination of a quorum). Both abstentions and broker "non-votes" are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker "non-votes" are not counted as votes cast or shares voting.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2001, is being mailed with this Proxy Statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to the Company's stockholders on or about April 12, 2002.

     The Company's principal executive offices are located at 52 Second Avenue, Waltham, Massachusetts 02451, telephone number (781) 890-1700.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 25, 2002 are entitled to notice of, and to vote at, the meeting. On March 25, 2002, the Company had outstanding 33,997,182 shares of Common Stock, par value $.01 per share. Each outstanding share of Common Stock entitles the record holder to one vote.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of February 28, 2002, the beneficial ownership of shares of capital stock of (i) each person known by the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock outstanding on that date, (ii) each director or nominee, and (iii) each executive officer identified in the Summary Compensation Table, and (iv) the directors, nominees and executive officers as a group, both with respect to the number of shares owned by each person and the percentage of the outstanding shares represented thereby.

NAME AND ADDRESS OF                                          AMOUNT AND NATURE OF
BENEFICIAL OWNER                                            BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
-------------------                                         -----------------------    ----------------
Massachusetts Financial Services Company(2)...............         3,427,898                 10.13%
  500 Boylston Street, 11th Floor
  Boston, MA 02116
Pequot Capital Management, Inc.(3)........................         2,651,180                  7.82%
  500 Nyala Farm Road
  Westport, CT 06880
Mellon Financial Corporation(2)...........................         1,963,239                  5.79%
  500 Grant Street
  Pittsburgh, PA 15258
Lawrence D. Lenihan, Jr.(4)...............................         2,671,805                  7.89%
Barry N. Bycoff(5)........................................         1,131,500                  3.26%
Deepak Taneja(6)..........................................           214,344                     *
James E. Rosen(7).........................................           172,270                     *
Michael L. Mark(8)........................................           151,204                     *
Thomas M. Palka(9)........................................           142,465                     *
Ralph B. Wagner(10).......................................            69,975                     *
William C. Bartow(11).....................................            60,000                     *
Paul F. Deninger(12)......................................            18,312                     *
Eric R. Giler(13).........................................            17,438                     *
All executive officers and directors as a group (10
  persons)
  (4)(5)(6)(7)(8)(9)(10)(11)(12)(13)......................         4,649,313                 13.22%

---------------
   * less than 1%

 (1) Except as otherwise noted below, the Company believes each beneficial owner has the sole voting and investment power with respect to all shares of Common Stock (or options, warrants or other securities convertible into or exchangeable for Common Stock) shown as beneficially owned by him. All numbers and percentages, except as otherwise noted, do not assume the exercise of outstanding options or warrants. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days of February 28, 2002 pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table.

 (2) This information has been derived from Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2001.

 (3) Includes 2,353,235 shares held of record by Pequot Private Equity Fund, L.P. ("Pequot Equity"), and 297,945 shares held of record by Pequot Offshore Private Equity Fund, Inc. ("Pequot Offshore"). Both funds are managed by Pequot Capital Management, Inc. Pequot Capital Management, Inc. holds voting and dispositive power of the shares of Common Stock held by Pequot Equity and Pequot Offshore.

 (4) Includes 19,625 shares of Common Stock. Mr. Lenihan is a Managing Director of Pequot Capital Management, Inc. and may be deemed to beneficially own the 2,651,180 shares held by Pequot Equity and Pequot Offshore. Mr. Lenihan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Mr. Lenihan is also the Trustee of the Lenihan Family Foundation (the "Foundation") and may be deemed to beneficially own the 1,000 shares held by the Foundation. Mr. Lenihan disclaims beneficial ownership of these Foundation shares.

 (5) Includes 292,550 shares of Common Stock, 15,000 shares held in trust for the benefit of Mr. Bycoff's children, 40,000 shares held by The Bycoff Family Foundation and options to purchase up to 783,950 shares of Common Stock.

 (6) Includes 75,844 shares of Common Stock and options to purchase up to 138,500 shares of Common Stock.

 (7) Includes 70,270 shares of Common Stock and options to purchase up to 102,000 shares of Common Stock.

 (8) Includes 142,766 shares of Common Stock and options to purchase up to 8,438 shares of Common Stock.

 (9) Includes 965 shares of Common Stock and options to purchase up to 141,500 shares of Common Stock.

(10) Includes 56,850 shares of Common Stock and options to purchase up to 13,125 shares of Common Stock.

(11) Includes options to purchase up to 60,000 shares of Common Stock.

(12) Includes options to purchase up to 18,312 shares of Common Stock.

(13) Includes options to purchase up to 17,438 shares of Common Stock.

                             ELECTION OF DIRECTORS

     At the meeting, six directors are to be elected, constituting the entire Board of Directors. The directors of the Company shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified.

     No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below. If one or more nominees are unable or unwilling to serve, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees.

     The Board of Directors held nine meetings during the year ended December 31, 2001. Each Director attended more than 75% of all meetings held by the Board of Directors in the 2001 fiscal year.

     The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"), of which Messrs. Deninger, Chairman, Giler and Mark are currently members, determines who should receive stock options under the Company's various stock plans and also reviews and recommends officer compensation, including salary and bonus plans. The Compensation Committee held eight meetings during the 2001 fiscal year.

     The Audit Committee of the Board of Directors is currently composed of Messrs. Lenihan, Chairman, Mark and Wagner. The principal functions of the Audit Committee include overseeing the performance and reviewing the scope of the audit function of the Company's independent auditors. The Audit Committee also reviews, among other things, audit plans and procedures, various accounting and financial reporting issues, and changes in accounting policies. The Audit Committee held five meetings during the 2001 fiscal year.

     Each Director attended more than 75% of the committee meetings held in the 2001 fiscal year during their respective tenure as a member of such committees.

OCCUPATIONS AND BIOGRAPHIES OF DIRECTORS AND NOMINEES

     BARRY N. BYCOFF, 53 years old, was appointed President and Chief Executive Officer and Director of the Company in April 1993. In November 1999, Mr. Bycoff was also appointed Chairman of the Board. From December 1991 to December 1992, during his tenure at MapInfo Corporation, a provider of desktop mapping software, he held positions as Chief Operating Officer, Senior Vice President of Sales and Marketing, and Director. From January 1984 to October 1991, he successfully ran a number of business units for Prime Computer Inc., a manufacturer of mainframe and minicomputer systems, holding such positions as Vice President-Marketing in the Computer Systems Business Unit, Vice President-General Purpose Product Line,

Vice President-Prime Information Business Group, Director-Finance and Administration/Worldwide Sales and Director-Corporate Planning and Analysis. Prior to that, Mr. Bycoff held various management positions at Gillette Company from November 1973 to December 1983. Mr. Bycoff also serves as a director for Authoria, Inc., a privately held developer of web-based communication software, and Performaworks, Inc., a privately held developer of enterprise software.

     PAUL F. DENINGER, 43 years old, became a Director of the Company in February 2000. Mr. Deninger is Chairman and CEO of Broadview Holdings LLP, a merger and acquisition advisor and private equity investing firm. He joined Broadview in 1987 after several years in the software industry. Mr. Deninger was elected Managing Director of Broadview in 1991, CEO in 1996 and Chairman in 1997. Mr. Deninger serves on the Board of Directors of the Boston Globe Newspaper, TechNet Mass, a bipartisan political organization serving the interests of the technology industry, and the Advisory Board of the Media and Technology Charter High School in Boston.

     ERIC R. GILER, 46 years old, became a Director of the Company in December 1996. Mr. Giler is founder and, since inception in 1984, has been President and a Director of Brooktrout, Inc., a leading supplier of advanced software and hardware products in the electronic messaging market. Prior to founding Brooktrout, he worked primarily in the high technology industry in marketing. Mr. Giler serves on the boards of the Massachusetts Telecommunications Council, Onset Technologies, Inc., a privately held Israeli software company, and several other privately held high technology companies.

     LAWRENCE D. LENIHAN, JR., 37 years old, became a Director of the Company in November 2000. Mr. Lenihan is a Managing Director and co-head of the Pequot venture funds and the Pequot private equity funds. Prior to joining Pequot in 1996, he was a principal of Broadview Associates L.L.C., a technology oriented investment banking firm. Prior to joining Broadview, he held several positions at IBM, including the leader of the interactive multimedia software product business. Mr. Lenihan also serves on the Board of Directors of Digital Generation Systems, Inc., a provider of digital distribution services to the broadcast advertising industry, and US Search.com, Inc., an online provider of information and risk management services providing public record information about individuals and companies, and several other private companies.

     MICHAEL L. MARK, 56 years old, became a Director of the Company in October 1994. Mr. Mark is a private investor and principal of Walnut Venture Associates, an early stage technology funding partnership. Previously, he served as Vice President, System Integrations at Interleaf, Inc., an electronic publishing software developer, Vice President and co-founder of Cadmus Computer Corporation, a workstation manufacturer and founder and President of American Energy Services, Inc. Mr. Mark also serves as a director of Progress Software Corporation, a manufacturer of software development tools, and four private companies.

     RALPH B. WAGNER, 68 years old, became a Director of the Company in September 1992. Mr. Wagner is a co-founder of icomXpress, Inc., a company producing Workflow Software for electronic commerce applications. He is a principal of Walnut Venture Associates, an early stage technology funding partnership. Mr. Wagner serves as a director of several private companies including DYS Analytics, a developer, manufacturer and marketer of software programs, and Softrax, a software developer specializing in software for the software industry.

                      THE BOARD OF DIRECTORS RECOMMENDS A
                  VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

OCCUPATION AND BIOGRAPHY OF EXECUTIVE OFFICERS

     WILLIAM C. BARTOW, 38 years old, joined the Company in October 1999 and presently serves as Vice President and General Manager Access Control and Identity Management Product Line. From August 1998 to October 1999, he was Vice President of Marketing and Engineering at the internet division of Powersoft Corporation, a subsidiary of Sybase, Inc. Mr. Bartow was employed by Powersoft Corporation as Director of the Power Builder Product Line from July 1996 to July 1998 and as Power Builder Product Marketing

Manager from July 1995 to July 1996. From June 1994 to July 1995, he was a senior product manager at Lotus Development Corporation.

     THOMAS M. PALKA, 59 years old, joined the Company in September 1998 and presently serves as Vice President Sales and Service. From 1997 to 1998, he was Vice President of Worldwide Sales & Consulting Services for VenturCom Software, a developer of software tools for the embedded and real-time market. From 1991 to 1997, Mr. Palka was with Ardent Software, a database, data warehouse, and development tools company, where he served as Vice President of Worldwide Sales from 1991 to 1995 and Vice President of Marketing from 1996 to 1997.

     JAMES E. ROSEN, 48 years old, is the Company's Vice President of Corporate and Business Development. Mr. Rosen joined the Company as Vice President Marketing in April 1997. From 1995 to 1997, he was Director of Business Alliances at BBN Planet Corporation, an internet services provider, now Genuity. From 1991 to 1995, Mr. Rosen held various positions at Lotus Development Corporation, including Director of Stategic Alliances.

     REGINA O. SOMMER, 44 years old, joined the Company as Vice President, Chief Financial Officer and Treasurer in December 2001. From 1999 to 2001, she was Vice President and CFO for Revenio, Inc. a privately held customer relationship management software company. From 1995 to 1999 she served as Senior Vice President and CFO for Open Market, Inc., an Internet infrastructure software company. From 1989 to 1994, Ms. Sommer was Vice President of Finance at Lifetime Corporation and The Olsten Corporation. Prior to her tenure at Lifetime Corporation, Ms. Sommer spent nine years with Price Waterhouse.

     DEEPAK TANEJA, 41 years old, joined the Company in January 1998 and is its Chief Technology Officer. From January 1998 until November 2001, Mr. Taneja served the Company as Vice President Engineering and Development. From 1996 to 1998, he was Director of Development for Switchboard, Inc. an Internet directory services firm. From 1988 to 1996, Mr. Taneja held various positions at Banyan Systems, Inc., a developer of network software products, including Director of Development for Messaging Products and Director of Development for Network and Systems Management products.

     Under the Company's Amended and Restated By-Laws, officers are elected annually.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1996, Mr. Bycoff exercised an option to purchase 300,000 shares of the Company's Common Stock for an aggregate price of $200,000. The Company's Board of Directors approved a loan to Mr. Bycoff as payment for this transaction. Mr. Bycoff issued to the Company a full recourse note that is secured by the 300,000 shares of Common Stock. This note has an interest rate of 7% per annum and is due and payable on demand by the Company in the discretion of the Board of Directors. Mr. Bycoff has repaid $70,000 on principal and interest on the loan as of February 28, 2002.

     The Board of Directors has adopted a policy that all transactions between the Company and its officers, directors and principal stockholders or any affiliates thereof will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. Such transactions will also be approved by a majority of the disinterested, outside directors. All loans to Company officers will also be approved by a majority of the disinterested, outside directors.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors served on the Compensation Committee at various times during fiscal 2001: Paul F. Deninger, Eric R. Giler, Lawrence D. Lenihan, Jr., Michael L. Mark and Ralph B. Wagner. On August 2, 2001, the Company entered into an agreement with Broadview International LLC ("Broadview"), which called for Broadview to assist the Company in negotiating and structuring acquisitions of a defined set of companies with portal service products. Mr. Deninger, the Managing Director of Broadview, is a member of the Company's board of directors and its Compensation Committee. Under the agreement, Broadview was entitled to a transaction fee equal to $750,000 in connection with the Company's acquisition of Data Channel, Inc. in December 2001. The Company has a substantially similar agreement with an investment bank that is not related to the Company and thus believes the agreement with Broadview was conducted on the same terms and conditions as would be granted on an arm's-length basis. The Company does not expect to complete any additional acquisitions subject to this agreement.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the Company's most recent three years ended December 31, 2001, of those persons who (i) served as the Chief Executive Officer of the Company during any part of the year ended December 31, 2001 and (ii) the four most highly compensated executive officers of the Company at December 31, 2001 whose annual compensation and bonus exceeded $100,000 (the "Named Officers"):

                                                                               LONG-TERM COMPENSATION
                                                                                     AWARDS(2)
                                                    ANNUAL COMPENSATION(1)   --------------------------
                                         CALENDAR   ----------------------   OPTIONS/     RESTRICTED
NAME AND PRINCIPAL POSITION                YEAR     SALARY($)    BONUS($)    SARS(#)    STOCK AWARDS($)
---------------------------              --------   ----------   ---------   --------   ---------------
Barry N. Bycoff........................    2001      $375,000    $ 20,000    100,000           0
  Chairman, Chief Executive Officer,       2000       250,000     250,000          0           0
  President & Director                     1999       190,000     216,310    450,000           0
Deepak Taneja..........................    2001      $202,000    $ 15,000     50,000           0
  Chief Technology Officer                 2000       170,000      97,150          0           0
                                           1999       135,000      43,020          0           0
Thomas M. Palka........................    2001      $200,000    $189,016     60,000           0
  Vice President of Sales and Service      2000       150,000     802,848          0           0
                                           1999       150,000      77,645    150,000           0
James E. Rosen.........................    2001      $176,000    $ 15,000     50,000           0
  Vice President of Corporate and          2000       150,000      58,763          0           0
  Business Development                     1999       122,500      26,419    150,000           0
William C. Bartow......................    2001      $171,000    $ 15,000     50,000           0
  Vice President and General Manager       2000       150,000      18,129          0           0
  Access Control and Identity              1999        25,000      25,000    240,000           0
  Management Product Line

---------------
(1) Salary and bonus amounts include amounts earned. Payment of such amounts may have occurred in other years. In the case of Mr. Palka, bonus amounts include sales commissions, payment of which in some cases has been deferred. Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer is less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts to the named officers during the three years ended December 31, 2001.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants of stock options pursuant to either the Company's 1994 Stock Option Plan, 1997 Stock Option Plan or 2000 Stock Incentive Plan (the "Employee Option Plans") during the fiscal year ended December 31, 2001 to the Named Officers.

                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                      PERCENT OF TOTAL                                OF STOCK PRICE APPRECIATION
                        OPTIONS         OPTIONS/SARS       EXERCISE OR                    FOR OPTION TERM(1)
                          SAR       GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION   ---------------------------
NAME                   GRANTED(#)      IN FISCAL YEAR       ($/SHARE)       DATE         5%($)         10%($)
----                   ----------   --------------------   -----------   ----------   -----------   -------------
Barry N. Bycoff......   100,000             5.2%             $24.35         2008       $991,289      $2,310,126
Deepak Taneja........    50,000             2.6%             $24.35         2008        495,644       1,155,063
Thomas M. Palka......    50,000             2.6%             $24.35         2008        495,644       1,155,063
Thomas M. Palka......    10,000             0.5%             $40.50         2008        164,825         384,230
James E. Rosen.......    50,000             2.6%             $24.35         2008        495,644       1,155,063
William C. Bartow....    50,000             2.6%             $24.35         2008        495,644       1,155,063

---------------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted to the Named Officers under the Company's Employee Option Plans, including (i) the number of shares purchased upon exercise of options in the most recent fiscal year, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at December 31, 2001, and (iv) the value of such unexercised options at December 31, 2001:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        DECEMBER 31, 2001 OPTION VALUES

                                                      NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                         SHARES                         DECEMBER 31, 2001          DECEMBER 31, 2001($)(1)
                        ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                   ON EXERCISE   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   -----------   -----------   -------------   -----------   -------------
Barry N. Bycoff......    227,500     $11,826,350     783,950        325,000      $10,166,175    $        0
Deepak Taneja........     54,850       2,992,693     138,500        125,000        1,122,697             0
Thomas M. Palka......     63,500       2,902,630     141,500        162,500        1,020,955       677,625
James E. Rosen.......     95,250       3,472,900     102,000        125,001          497,880             0
William C. Bartow....     40,000       1,367,350      60,000        170,000          136,200             0

---------------
(1) Value is based on the difference between option exercise price and the fair market value at 2001 fiscal year-end ($19.36 per share, the closing price on the Nasdaq National Market on December 31, 2001) multiplied by the number of shares underlying the option.

                           COMPENSATION OF DIRECTORS

     As compensation for serving on the Board of Directors, each non-employee director is paid his expenses by the Company for each quarter during which he attends meetings. In addition, the Company's policy is to compensate each non-employee director at a rate of $1,500 for each quarter.

     Depending upon certain eligibility requirements, each non-employee director of the Company has participated in several stock option plans, including the Company's 1993 Non-Employee Director Stock Option Plan, 1994 Non-Employee Director Plan and 1997 Non-Employee Director Plan (together, the "Director Plans"). The Director Plans authorized grants of stock options to members of the Company's Board of Directors who are neither an employee or officer of the Company. In Fiscal 2001, Mr. Deninger was granted an option to purchase 20,000 shares pursuant to the 1997 Non-Employee Director Plan at an exercise price of $24.35.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, currently consisting of Paul
F. Deninger, Chairman, Eric R. Giler and Michael L. Mark (the "Compensation Committee"). All members of the Compensation Committee are non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of senior management, including approval of annual salaries and bonuses, the review and approval of bonus plans for executive officers, as well as the grant of stock options to officers, employees and consultants.

     One of the Company's primary business objectives is to maximize long-term stockholder returns. To achieve this objective, the Company believes it is necessary to attract, retain and motivate qualified executives. The Compensation Committee and the Board of Directors therefore apply the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to the Company's performance.

     Establishing compensation programs generally and determining the compensation of individual executive officers are complex matters involving numerous issues and a variety of data. The approach of the Compensation Committee is primarily subjective in nature. The Compensation Committee identifies relevant factors to be considered, such as the need to be competitive in the market for executive talent, retain and motivate existing officers with competitive salary and option programs and to provide incentives and rewards for individual and corporate performance. However, the Compensation Committee maintains a flexible approach that is based on the exercise of judgment and discretion and reflects the Company's entrepreneurial operating environment and long-term performance orientation. Although targets and goals are set, precise formulas are not utilized and specific weights are not assigned to the various factors. The Compensation Committee focuses on the Company's goal of long-term enhancement of stockholder value by stressing long-term goals and by using stock-based incentive programs with extended vesting schedules. The Compensation Committee believes that the use of such incentives to retain and motivate individuals who have developed the skills and expertise required to lead the Company is key to the Company's success.

     Under the supervision of the Compensation Committee, the Company has developed and implemented certain compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of the Company and shareholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, (v) assist the Company in attracting and retaining qualified executive officers and (vi) retain and motivate existing officers to perform. Compensation is comprised of cash

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

compensation in the form of annual base salary and performance-based bonuses and long-term incentive compensation in the form of stock options.

     In setting cash compensation levels for executive officers, the Compensation Committee prepares a salary review annually. The Compensation Committee endeavors to set base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other technology companies with which the Company competes for talent.

     The Compensation Committee relies on incentive compensation in the form of performance-based bonuses and stock options to retain and motivate executive officers. Incentive compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and operational goals. Milestones are established for revenue growth, operating income and earnings per share. The milestones established by the Compensation Committee for 2001 were not achieved and no performance-based bonuses were paid to the executive officers. However the Compensation Committee did approve the payment of discretionary bonuses to employees who would have participated in the performance based bonus program, including the executive officers, in recognition of individual achievements. Such bonuses, which were significantly less than what could have been achieved had the milestones been met, amounted to $20,000 in the case of Mr. Bycoff and $15,000 in the case of each of the other executive officers.

     Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock, which in turn motivates the recipient to focus on long-term enhancement in stockholder value. The Company's 1994 Stock Option Plan, 1997 Stock Option Plan and 2000 Stock Incentive Plan, each administered by the Compensation Committee, are the vehicles for the granting of stock options.

     Factors reviewed by the Compensation Committee in determining whether to grant options are similar to those considered in determining salaries and bonuses described above. Several other factors, however, such as an employee's individual initiative, achievement and performance are also considered by the Compensation Committee. In making specific grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package, a way to reinforce the individual's commitment to the Company and an important mechanism to align the interests of management with those of the Company's stockholders. Information concerning stock options held by executive officers (including options granted in 2001) is included in the tables preceding this report.

     The Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the tax law, certain requirements must be met including approval of the performance measures by the stockholders. In its deliberations, the Compensation Committee considers ways to maximize deductibility of executive compensation, while retaining the discretion the Compensation Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements. The Company has not adopted a policy that all executive compensation be fully deductible.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In establishing the compensation for 2001 of Barry N. Bycoff, the Chief Executive Officer and President of the Company, the Compensation Committee considered the same factors used to set compensation for the other executive officers as described above. Mr. Bycoff's base salary was increased from $250,000 to $375,000. As indicated above, Mr. Bycoff did not receive any performance-based bonus for 2001 because the milestones relating to the Company's financial performance were not achieved. The Compensation Committee did award Mr. Bycoff a discretionary bonus of $20,000 in recognition of his individual efforts for the benefit of the

Company. The Compensation Committee, in further recognition of those efforts and as an incentive to build shareholder value and improve corporate performance over the long term, granted Mr. Bycoff options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $24.35 per share.

     The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

                                          COMPENSATION COMMITTEE

                                          Paul F. Deninger, Chairman
                                          Eric Giler
                                          Michael L. Mark

                               PERFORMANCE GRAPH

     The following graph illustrates a five year comparison of cumulative total stockholder return among the Company, the University of Chicago's Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market and the CRSP Index for the Nasdaq Computer Software Industry. The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. [PERFORMANCE GRAPH]

                                                                                                           NASDAQ STOCKS (SIC
                                                                             NASDAQ STOCK MARKET (US     7300-7399 US COMPANIES)
                                                     NETEGRITY, INC.               COMPANIES)               BUSINESS SERVICES
                                                     ---------------         -----------------------     -----------------------
Dec 96                                                    100.00                     100.00                      100.00
Dec 97                                                     67.70                     122.50                      120.30
Dec 98                                                    222.60                     172.70                      217.10
Dec 99                                                   2938.70                     320.90                      490.80
Dec 00                                                   4209.70                     193.00                      206.60
Dec 01                                                   1498.80                     153.10                      170.00

           PROPOSAL TO APPROVE THE 2002 EMPLOYEE STOCK PURCHASE PLAN

GENERAL INFORMATION

     The 2002 Employee Stock Purchase Plan ("Stock Purchase Plan") is intended to provide eligible employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions.

     Seven Hundred Thousand (700,000) shares of the Common Stock of the Company may be issued pursuant to the Stock Purchase Plan. The shares issued pursuant to the Stock Purchase Plan shall be either shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares. The number of shares issuable under the Stock Purchase Plan is subject to proportionate adjustment in the event of a stock split, reverse stock split, stock dividend, combination, reclassification, or any other increase or decrease in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Set forth below is a summary of the principal provisions of the Stock Purchase Plan.

ELIGIBILITY

     All persons employed by the Company and any subsidiaries designated by the Board of Directors as participating employers are eligible to participate in the Stock Purchase Plan, except persons whose customary employment is less than twenty (20) hours per week or five (5) months or less per year. In addition, persons who are deemed to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary are ineligible to participate in the Stock Purchase Plan. The employment status of an employee will not be considered interrupted while a participating employee is on sick leave, military leave, or any other approved leave of absence for up to 90 days (or for such longer period as the employee's right to re-employment upon expiration of the leave is guaranteed by statute or contract).

     As of February 28, 2002, most of the Company's approximately 418 U.S.-based employees would be eligible to participate in the Stock Purchase Plan.

OFFERING AND PURCHASE PERIODS

     The Stock Purchase Plan shall be implemented by a series of offering periods of twenty-four (24) months' duration ("Offering Periods"), with new Offering Periods (other than the first Offering Period) commencing on May 15 and November 15 of each year. The first Offering Period shall commence on July 1, 2002, and continue until May 14, 2004.

     Each Offering Period shall consist of four (4) consecutive purchase periods of six (6) months' duration ("Purchase Periods"). The last day of each Purchase Period shall be the purchase date ("Purchase Date") for such Purchase Period. A Purchase Period commencing on May 15 shall end the next November 14. A Purchase Period commencing on November 15 shall end on the next May 14. The first Purchase Period of the first Offering Period shall commence on July 1, 2002, and shall end on November 14, 2002.

PARTICIPATION

     Eligible employees may elect to become participants in the Stock Purchase Plan by completing a subscription agreement prior to the first day of the applicable Offering Period ("Offering Date") for which the election is made. In the subscription agreement, the participating employee shall authorize regular payroll deductions amounting to such full percentage of the participant's compensation as the participant shall designate. Such payroll deductions cannot amount to less than two percent (2%) nor more than ten percent (10%) of the participant's compensation. Unless the Board of Directors specifies another definition of compensation consistent with the requirements of Section 423 of the Code, "compensation" means base salary or hourly wages exclusive of overtime, commissions, shift premiums, incentive compensation, and other such compensation. No employee is permitted to purchase shares under the Stock Purchase Plan at a rate which, when aggregated with such employee's rights to purchase stock under all similar purchase plans, exceeds $25,000 in fair market value as of the Offering Date for each calendar year. Once enrolled, an eligible employee will automatically participate in each succeeding Offering Period unless the employee withdraws from the Offering Period or the Stock Purchase Plan is terminated.

     All sums deducted from the compensation of employees will be credited to a stock purchase account established for each employee. Prior to use of such funds for the purchase of shares of the Company's Common Stock in accordance with the Stock Purchase Plan, the Company may use such funds for any valid corporate purpose. No interest is credited to an employee for amounts withheld.

PURCHASE PRICE

     The purchase price of shares that may be acquired under the Stock Purchase Plan in any Purchase Period ("Purchase Price") is the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of such value on the Purchase Date. The fair market value on a given day is the closing sales price of the Common Stock for such date, or the closing sales price on the previous day if no shares were traded, as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market. The closing sale price of the Company's Common Stock on the Nasdaq National Market on February 28, 2002, was $12.34.

PURCHASE OF SHARES

     The number of whole shares an employee may purchase in any Purchase Period will be determined by dividing the total payroll amount withheld from the employee during the Purchase Period pursuant to the Stock Purchase Plan by the Purchase Price for each share, rounded down to the nearest whole number. The purchase will take place automatically on the Purchase Date of such Purchase Period. The maximum number of shares an employee may purchase during each Purchase Period shall be 1,000 shares (subject to adjustment for changes in capitalization). Notwithstanding this per person limitation, if the total number of shares subscribed by all participants for a given Purchase Period exceeds 112,500 shares (subject to adjustment for changes in capitalization), the participant shall receive for that Purchase Period only a pro rata allocation of the 112,500 shares (subject to adjustment for changes in capitalization).

WITHDRAWAL

     An employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn employee, without interest, provided that the withdrawal occurs at least seven (7) days before the related Purchase Date. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period before the Offering Date. If the fair market value of shares on any Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically: (i) be withdrawn from such Offering Period at the close of the Purchase Date after the purchase of the shares for that Purchase Period, and (ii) be enrolled in the Offering Period commencing on the next Offering Date.

ADMINISTRATION

     The Stock Purchase Plan shall be administered by the Board of Directors of the Company or by a committee appointed from time to time by the Board of Directors. The Board of Directors or the committee shall have full and exclusive discretionary authority to interpret the Stock Purchase Plan, to adopt rules of administration, to decide any claims, and to make all other determinations necessary or advisable to administer the Stock Purchase Plan. Determinations by the Board of Directors, or the committee, as to the interpretation and operation of the Stock Purchase Plan shall be final and binding.

TERM

     The Stock Purchase Plan was adopted by the Board of Directors on March 15, 2002, effective July 1, 2002, subject to shareholder approval. The Stock Purchase Plan will continue for a term of ten (10) years from its effective date unless sooner terminated.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or terminate the Stock Purchase Plan at any time. Except for certain corporate transactions or changes in capitalization, no such termination of the Stock Purchase Plan may affect options previously granted, provided, however, that the Board of Directors may nevertheless terminate the Stock Purchase Plan or an Offering Period if the Board determines that termination is in the best interest of the Company and its stockholders or if continuation of the Stock Purchase Plan would cause the Company to incur adverse accounting charges. Except for certain corporate transactions, changes in capitalization, changes to Offering Periods, Purchase Periods, or Purchase Dates, changes in or elimination of the automatic Offering Period withdrawal and re-enrollment feature of the Stock Purchase Plan, or other changes in administrative procedures, no amendment to the Stock Purchase Plan shall adversely affect any option previously granted. To facilitate the extension of an employee stock purchase program to employees located outside of the United States, the Board may amend the Plan, or establish additional employee stock purchase arrangements in the nature of "sub" or "mirror" plans, for the purpose of complying with applicable foreign laws and practices. Any shares so issued with respect to any foreign employee shall count against all share limitations of the Plan. The Company shall obtain stockholder approval for any amendments to the Stock Purchase Plan to the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule.

FEDERAL INCOME TAX INFORMATION

     THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE STOCK PURCHASE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

     Employees will not recognize income for federal income tax purposes either upon enrollment in the Stock Purchase Plan or upon the purchase of shares. Under current federal tax law, all tax consequences are deferred until an employee sells the shares, disposes of the shares by gift, or dies. (The Internal Revenue Service has proposed, however, that difference between the fair market value of shares purchased under an employee stock purchase plan and the purchase price be treated as "wages" for purposes of calculating Social Security, Medicare, and FUTA payroll taxes with regard to purchases made on or after January 1, 2003.)

     If shares are held for more than one year after the Purchase Date and more than two years from the Offering Date, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale, or a disposition by way of gift or upon death, to the extent of the lesser of: (a) 15% of the fair market value of shares at the Offering Date; or (b) the actual gain (i.e., the amount by which the fair market value of the shares on the date of sale, gift or, death exceeds the Purchase Price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the Purchase Price, there is no ordinary income and the employee has a long-term capital loss for the difference between the sale price and the Purchase Price.

     If the shares are sold or are otherwise disposed of including by way of gift, but not death, bequest, or inheritance (in any case, a "disqualifying disposition") within either the one-year or the two-year holding periods described above, the employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the Purchase Date is greater than the Purchase Price. This excess will constitute ordinary income, not currently subject to withholding, in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the Purchase Date is a capital gain or loss (which is long-term if the shares have been held for more than one year). Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

     The Company will be entitled to a federal income tax deduction in connection with the disposition of shares acquired under the Stock Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the tax deductions to which it is entitled, employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Share Purchase Plan.

     The Stock Purchase Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under
Section 401(a) of the Internal Revenue Code.

NEW PLAN BENEFITS

     It is not possible to state the persons who will participate in the Stock Purchase Plan in the future, or the amount of shares they will purchase thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

                        REPORT OF THE AUDIT COMMITTEE(1)

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Arthur Andersen LLP ("Arthur Andersen"), the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which provides that certain matters related to the conduct of the audit of the Company's financial statements are to be communicated to the Audit Committee. The Audit Committee has received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1 relating to the accountant's independence from the Company, has discussed with Arthur Andersen their independence from the Company, and has considered the compatibility of non-audit services with the accountant's independence. The Audit Committee has also received the representation letter from Arthur Andersen to the Securities and Exchange Commission pursuant to Temporary Note 3T to Article 3 of Regulation S-X.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of Nasdaq.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. This oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Therefore, the committee members have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

     Fees charged by Arthur Andersen for services rendered in auditing the Company's annual financial statements for the most recent fiscal year and reviewing the financial statements included in the Company's quarterly reports on Form 10-Q for the most recent fiscal year, as well as the fees charged by Arthur Andersen for other professional services rendered during the most recent fiscal year are as follows: Audit Fees were $222,000; there were no Financial Information System Design and Implementation Fees; and All Other Fees were $460,665. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          AUDIT COMMITTEE

                                          Lawrence D. Lenihan, Jr., Chairman
                                          Michael L. Mark
                                          Ralph B. Wagner

---------------

(1) The material in this report, including the Audit Committee Charter, is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On March 13, 2001, the Company terminated the engagement of PricewaterhouseCoopers LLP ("PwC") as the Company's independent public accountants. This decision was approved by the Audit Committee of the Company's Board of Directors and by the Board of Directors. PwC's report on the Company's financial statements for the fiscal year ended December 31, 2000 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the fiscal year ended December 31, 2000 and through the date of termination of the engagement, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Company's financial statements that, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with PwC's reports.

     During the fiscal year ended December 31, 2000 and through the date of termination of the engagement, there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission" or "SEC").

     On March 13, 2001, the Company engaged Arthur Andersen as its independent public accountants for the fiscal year ending December 31, 2001. The engagement was approved by the Audit Committee of the Company's Board of Directors and by the Board of Directors. The Company did not consult with Arthur Andersen during the fiscal year ended December 31, 2000 nor during the subsequent period to the date of such engagement regarding either (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or (ii) the type of audit opinion Arthur Andersen might render on the Company's financial statements.

     The Company has not yet selected its independent public accountants for the fiscal year ending December 31, 2002. The Company is presently conducting an interview process with a number of accounting firms and expects to make a selection shortly. The Company has no disagreements with its current independent public accountants, Arthur Andersen.

     Representatives are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Commission. Such persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 2001, or written representations from certain reporting persons, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in fiscal 2001, except that through inadvertance: (i) one report for each of Messrs. Giler and Taneja, each relating to three transactions, was not timely filed; (ii) one report relating to two transactions by Mr. Bycoff was not timely filed; (iii) one report relating to five transactions by Mr. Palka was not timely filed; (iv) one report relating to six transactions by Mr. Bartow was not timely filed; (v) one report relating to eight transactions by Mr. Rosen was not timely filed; (vi) one report reflecting one option grant to each of Messrs. Bycoff, Bartow, Rosen and Taneja and two option grants to Mr. Palka was not timely filed; (vii) one report reflecting Ms. Sommer's initial equity ownership was not timely filed; and (viii) three reports relating to, in the aggregate, five transactions by Mr. Wagner were not timely filed.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 13, 2002. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

     In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company does not receive notice of a shareholder proposal to be raised at its 2003 Annual Meeting on or before February 26, 2003, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                  10-K REPORT

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUESTS SHOULD BE DIRECTED TO BARRY
N. BYCOFF, PRESIDENT AND CHIEF EXECUTIVE OFFICER, NETEGRITY, INC., 52 SECOND STREET, WALTHAM, MASSACHUSETTS 02451.

                                          By Order of the Board of Directors,

                                          BARRY N. BYCOFF
                                          President And Chief Executive Officer

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The Audit Committee (the "Committee") has been appointed by the Board of Directors (the "Board") to assist the Board by providing general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with the Company's standards of business conduct established by the Board. In so doing, it is the responsibility of this audit committee to maintain free and open communication among the independent accountants, the internal auditors and the Company's management.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent directors within the meaning of applicable Nasdaq regulations. Each member of the Committee shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise.

III.  MEETINGS

     Members of the Committee may participate in meetings of the Committee by conference telephone and participation by such means shall constitute presence in person at a meeting. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. Unless a chairman of the Committee is appointed by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

IV.  RESPONSIBILITIES

     The Committee shall:

        1.  Review this Charter at least annually.

        2. Make recommendations to the full Board of Directors annually regarding the firm of independent accountants to be employed by the Company. The independent accountants shall ultimately be accountable to the Board of Directors and the Committee, as representatives of the shareholders; and the Board, after considering the recommendation of the Committee, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

        3. Annually review and approve the scope of the independent audit for the current fiscal year and the audit fee.

        4. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

        5. Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountants.

        6. Review and discuss with the independent accountants their annual written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and the independence of the independent accountants, including in particular any services other than those relating to the annual audit of the Company's financial statements and reviews of the Company's quarterly financial statements.

        7. Review the Company's audited annual financial statements and the independent accountants' opinion thereon. In reviewing the Company's audited annual financial statements, confer with the Company's independent accountants and management and consider the following:

           - Changes in accounting principles or the application thereof; significant judgment areas; significant risks and exposures and the steps management has taken to minimize such risks to the Company; and significant and complex transactions.

           - The results of the independent accountants' audit for the year, including the independent accountants' judgments on the quality, appropriateness and consistent application of the Company's accounting principles, disclosures and underlying estimates in the financial statements.

           - The effectiveness and adequacy of the Company's internal accounting procedures and the effectiveness and adequacy of internal financial controls. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

           - Any comments and recommendations of the independent accountants, including any serious difficulties or disputes with management encountered during the course of the audit.

        8. Review with management and the independent accountants the interim financial statements and the results of the independent accountants' review, including the independent accountants' judgments on the quality and consistent application of the Company's accounting principles, disclosures and underlying estimates in the interim financial statements.

        9. Discuss with the independent accountants any audit findings pursuant to Section 10A of the Private Litigation Reform Act of 1995. (Among other things, this section requires each audit to include procedures regarding detection of illegal acts, identification of related party transactions and evaluation of the issuer's ability to continue as a going concern.)

        10. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including internal control matters, fraud, the auditor's responsibility under generally accepted auditing standards, significant audit adjustments and other such items.

        11. Provide any recommendation, certifications and reports that may be required by Nasdaq or the Securities and Exchange Commission. The report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement shall affirm that the Committee is governed by a charter and has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent accountants the matters required to be discussed by SAS 61, (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence and (iv) recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

        12. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants and others to assist it in the conduct of any investigation.

        13. Provide sufficient opportunity for each of the chief financial officer, and the independent accountants to meet separately with members of the Audit Committee without other members of management present. Among the matters to be discussed in these meetings are the independent accountants' evaluation of the Company's financial accounting personnel and the cooperation that the independent accountants received during the course of the audit.

                                                                      APPENDIX B

                                NETEGRITY, INC.

                       2002 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 2002 Employee Stock Purchase Plan of Netegrity, Inc.

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention, but not the obligation, of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  DEFINITIONS.

     (a) "BOARD" means the Board of Directors of the Company.

     (b) "CODE" means the Internal Revenue Code of 1986, as amended.

     (c) "COMMON STOCK" means the Common Stock of the Company.

     (d) "COMPANY" means Netegrity, Inc., a Delaware corporation.

     (e) "COMPENSATION" means base salary or hourly wages exclusive of overtime, commissions, shift premiums, incentive compensation, bonuses, and other such compensation. Notwithstanding the foregoing, the Board of Directors in its sole discretion from time to time may substitute another definition of compensation to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code.

     (f) "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other approved leave of absence (including approved maternity leave), provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute (such as the Family and Medical Leave Act), or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

     (g) "CONTRIBUTIONS" means all amounts credited to the account of a participant pursuant to the Plan.

     (h) "CORPORATE TRANSACTION" means a sale of all or substantially all of the Company's assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

     (i) "DESIGNATED SUBSIDIARIES" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (j) "EMPLOYEE" means any person, including an Officer, who is an Employee for tax purposes and who (i) is customarily employed by the Company or one of its Designated Subsidiaries for at least twenty (20) hours per week, and (ii) is customarily employed by the company or one of its Designated Subsidiaries more than five (5) months in a calendar year.

     (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (l) "OFFERING DATE" means the first business day of each Offering Period of the Plan.

     (m) "OFFERING PERIOD" means a period of twenty-four (24) months commencing on May 15 and November 15 each year, except for the first Offering Period as set forth in Section 4(a).

     (n) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o) "PLAN" means this Employee Stock Purchase Plan.

     (p) "PURCHASE DATE" means the last day of each Purchase Period of the Plan.

     (q) "PURCHASE PERIOD" means a period of six (6) months within an Offering Period, except for the Purchase Periods in the first Offering Period as set forth in Section 4(b).

     (r) "PURCHASE PRICE" means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

     (s) "SHARE" means a share of Common Stock, as adjusted in accordance with
Section 19 of the Plan.

     (t) "SUBSIDIARY" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.  ELIGIBILITY.

     (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate in more than one Offering Period at a time.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.  OFFERING PERIODS AND PURCHASE PERIODS.

     (a) OFFERING PERIODS. The Plan shall be generally implemented by a series of Offering Periods of twenty-four (24) months' duration, with new Offering Periods (other than the first Offering Period) commencing on or about May 15 and November 15 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on July 1, 2002 and continue until May 14, 2004. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

     (b) PURCHASE PERIODS.  Each Offering Period shall generally consist of four
(4) consecutive purchase periods of six (6) months' duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on May 15 shall end on the next November 14. A

Purchase Period commencing on November 15 shall end on the next May 14. The first Purchase Period of the first Offering Period shall commence on July 1, 2002, and shall end on November 14, 2002. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

     5.  PARTICIPATION.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Human Resources Department or the stock brokerage or other financial services firms designated or approved by the Company from time to time (each, a "Designated Broker") prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering, Period. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

     (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     (c) A participant's subscription agreement shall remain in effect for successive Offering Periods unless modified as provided in Section 6 or terminated as provided in Section 10.

     6.  METHOD OF PAYMENT OF CONTRIBUTIONS.

     (a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than two percent (2%) and not more than ten percent (10%) (or such other percentage as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be in full percentage points of Compensation, and shall be credited to the participant's account under the Plan. A participant may not make any additional payments into such account.

     (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, unless otherwise provided by the Company, on one occasion only during a Purchase Period may increase and on one occasion only during a Purchase Period may decrease the rate of his or her Contributions with respect to the ongoing Offering Period by completing and filing with the Company a new or amended subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new or amended subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

     (c) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.  GRANT OF OPTION.

     (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date within the Offering Period a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 1,000 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

     (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per-share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the Fair Market Value of a share of the Common Stock of the Company shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

     8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

     9. DELIVERY. As promptly as practicable after each Purchase Date of each Offering Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant's name with a Designated Broker.

     10.  VOLUNTARY WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company or the Designated Broker, in the form and manner as directed by the Company, at least seven (7) days prior to the Purchase Date. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

     (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

     (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

     (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period which commences after the withdrawal or in any similar plan that may hereafter be adopted by the Company. If a participant withdraws from an Offering Period, however, payroll deductions shall not resume at the beginning of any succeeding Offering Periods unless the participant delivers a new or reinstated subscription agreement to the Company.

     11. AUTOMATIC WITHDRAWAL. If the Fair Market Value of the Shares on any Purchase Date of an Offering Period is less than the Fair Market Value of the Shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

     12. INTEREST. No interest shall accrue on the Contributions of a participant in the Plan.

     13.  STOCK.

     (a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan during the term of the Plan (as described in Section 23) shall be 700,000 Shares. Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be available for sale under the Plan during any Purchase Period shall be 112,500 Shares. Such Shares may be authorized but unissued Common Stock or Common Stock reacquired by the Company and held as treasury shares. If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising, options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date. In the event of a pro-rata allocation, each participant's right to purchase Shares shall be limited to such pro-rata amount of Shares and the cash balance of the Contributions credited to his or her account, and the participants shall not have further rights against the Company or the Board.

     (b) The participant shall have no interest (including no right to receive any dividends) or voting right in Shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. ADMINISTRATION. The Board, or a committee named by the Board, shall supervise and administer the Plan. The Board or committee shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, to adopt, amend and rescind any rules deemed appropriate for the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. To the extent permitted by law, no member of the Board (or committee) shall be liable for any action or determination made in good faith with respect to the Plan or any participant.

     15.  DESIGNATION OF BENEFICIARY.

     (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 15(a) shall be made in the form and in the manner as directed by the Company's Human Resources Department.

     (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice in accordance with
Section 15(a). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. Any such delivery or payment shall fully discharge the Company, the Designated Subsidiaries, the Board, any committee, and all of their employees or representatives with respect to any liability or obligation to the participant and other persons.

     16. TRANSFERABILITY. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     17. USE OF FUNDS. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     18. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

     (a) ADJUSTMENT. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the maximum number of shares of Common Stock that may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

     (b) CORPORATE TRANSACTIONS. In the event of a proposed dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

     20.  AMENDMENT OR TERMINATION.

     (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 or in this Section 20, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders, or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 or in this
Section 20, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods for any reason (including any determination by the Board that the failure to make such change could cause the Company to incur adverse accounting charges), limit the frequency and/or number of changes in the amount withheld during an Offering Period, change or eliminate the automatic Offering Period withdrawal and re-enrollment feature of the Plan, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

     (c) To facilitate the extension of an employee stock purchase program to employees of the Company and any Designated Subsidiaries located outside of the United States, the Board may amend the Plan, or establish additional employee stock purchase arrangements in the nature of "sub" or "mirror" plans, without stockholder approval, for the purpose of complying with applicable foreign laws and practices. Any Shares issued with respect to any such foreign employee stock purchase program shall count against the Share limitations of this Plan including Sections 7 and 13.

     (d) To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

     21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. In the absence of any such designation, all notices or other communications by a participant must be received by the Vice-President of Finance or the Vice-President of Human Resources.

     22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to make appropriate representations (including that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares) if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. TERM OF PLAN; EFFECTIVE DATE. Subject to stockholder approval, the Plan shall become effective July 1, 2002. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

     24. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     25. NOTICE OF DISQUALIFYING DISPOSITIONS. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs within the earlier of (i) two (2) years of the Offering Date, or (ii) one (1) year of the Purchase Date, associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

     26. WITHHOLDING OF TAXES. Each participant must make adequate provision for all applicable federal, state, or other tax withholding obligations which may arise upon the exercise of any option or the disposition of any Shares.

     27. NO EMPLOYMENT RIGHTS. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an employee's employment at any time.

     28. OFFSETS. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Board or its committee, in its sole discretion, shall determine.

     29. CAPTIONS. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

     30. GOVERNING LAW. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

                                 REVOCABLE PROXY
                                 NETEGRITY, INC.

[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2002

The undersigned hereby appoints Ralph B. Wagner and Barry N. Bycoff, and each of them, as proxies, with full power of substitution, to vote all shares of capital stock of Netegrity, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 22, 2002, at 9:00 a.m., local time, at the Company, 52 Second Avenue, Waltham,MA 02451 and at any adjournments thereof, upon such business as may properly come before the meeting, including the following set forth on this proxy.

                                             -----------------------------------
     Please be sure to sign and date          Date
       this Proxy in the box below.
--------------------------------------------------------------------------------




-----Stockholder sign above-------------------Co-holder (if any) sign above-----


                                                              WITH-     FOR ALL
                                                     FOR      HOLD      EXCEPT

1. Election of Directors:                            [  ]     [  ]       [  ]

Nominees: BARRY N. BYCOFF,
          RALPH B. WAGNER, MICHAEL L. MARK, ERIC R. GILER,
          LAWRENCE D. LENIHAN, JR. AND PAUL F. DENINGER

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.



--------------------------------------------------------------------------------


2. To approve the 2002 Employee                       FOR     AGAINST   ABSTAIN
   Stock Purchase Plan.                               [  ]     [  ]       [  ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

PLEASE CHECK BOX IF YOU PLAN TO  ---------------------------------------  [  ]
ATTEND THE MEETING.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE,THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSAL 2.


--------------------------------------------------------------------------------
    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.




                                 NETEGRITY, INC.
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              PLEASE ACT PROMPTLY
      DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

-------------------------------------

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